Exhibit 10.14

SHARE FORFEITURE AGREEMENT

THIS SHARE FORFEITURE AGREMEENT (the “Agreement”) is entered into as of March 7 2011 by and along JUNIOR CAPITAL, INC., a corporation incorporated under the laws of Nevada (“Junior Capital”), Albert Aimers (“Albert” and together with Junior Capital, “Aimers”), and Clicker, Inc., a corporation incorporated under the laws of the Nevada (the “Company”).

RECITALS

A. Albert is the currently the Chief Executive Officer of the Company and Aimers is the principal stockholder of the Company.

B. On the date herewith, Albert is resigning as Chief Executive Officer pursuant to the terms of a Separation Agreement (the “Separation Agreement”) by and between Albert and the Company.

C. To induce the Company to enter into the Separation Agreement, Aimers has agreed to deposit 24,093,940 shares (the “Collateral”) of common stock, $0.001 par value per share, of the Company with Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”) to be held in escrow as set forth in such escrow agreement of even date herewith (the “Escrow Agreement”), among Aimers, the Escrow Agent and the Company.

D. Aimers has agreed to forfeit the Collateral unless the Company fails to attain a certain Target (as defined herein).

Accordingly, Aimers individually hereby agrees as follows:

1. Forfeiture; Target.  Aimers shall forfeit the Collateral if the Company achieves an aggregate of $100,000 in gross revenue from operations within 12 months from the date of this Agreement (the “Target”).  If the Target is achieved, the Collateral will be delivered to the Company, retired to treasury and Aimer’s interest and rights in and to the Collateral shall terminate.

2. Return of Collateral.  If the Company fails to achieve the Target within 12 months from the date of this Agreement, the Collateral shall be returned to Aimers and the Company’s interest and rights in and to the Collateral shall terminate.

3. Establishment of Escrow Account. The parties hereby agree to establish an escrow account with the Escrow Agent pursuant to the Escrow Agreement for the holding of the Collateral.

4. No Set-off. Aimers shall not claim any set-off or counterclaim against the Company in respect of any liability of the Company to Aimers.  Aimers shall not be entitled to receive any additional shares of capital stock or other consideration in the event that the Target is achieved and the Collateral is released to the Company.

5. Entire Agreement. This Agreement, together with the Escrow Agreement, constitute the entire agreement between the Company and Aimers with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, among such parties other than as expressly set forth in this Agreement and the Escrow Agreement.

6. No Waiver, Remedies. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7. Severability. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

8. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

9. Notice.  Any demand, notice or other communication (a “Communication”) to be given in connection with this Agreement shall be given in the manner and to the respective addresses set forth in the Escrow Agreement.

10. Assignment. The rights of the Company under this Agreement may be assigned by the Company without the prior consent of Aimers. Aimers may not assign its obligations under this Agreement.

11. Interpretation.  Aimers and the Company have participated jointly in the negotiating and drafting of this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Aimers and the Company, and no presumption or burden of proof shall arise favoring or disfavoring Aimers or the Company, as the case may be, by virtue of the authorship of any provisions of this Agreement.

12. Miscellaneous.

a. Any term of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by Aimers and the Company.

b. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

c. If it ever becomes necessary to employ counsel to collect this obligation, Aimers shall pay all expenses and costs, including reasonable attorney's fees and out-of-pocket expenses of said attorney for the services of such counsel, whether or not suit be brought and including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding).

d. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the day and year first above written.

WITNESS: /s/ TYSON LE Name:	JUNIOR CAPITAL INC. /s/ ALBERT AIMERS Name: Albert Aimers Title: President

WITNESS: /s/ TYSON LE Name:	ALBERT AIMERS /s/ ALBERT AIMERS

CLICKER INC. /s/ LLOYD LAPIDUS Name: Lloyd Lapidus Title: Chief Executive Officer

State of	)
) s.s:
County of	)

On the  _____ day of March, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Albert Aimers, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

__________________________
Notary Public

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